UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

COLORADO GOLDFIELDS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On August 29, 2008 (the “Closing Date”), Colorado Goldfields, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Investments, L.P. (“YA Global”) pursuant to which the Company may, at its sole and exclusive option, periodically sell to YA Global shares of its common stock, $0.001 par value per share (the “Common Stock”) for a total purchase price of up to Five Million Dollars ($5,000,000). For each share of Common Stock purchased under the SEDA, YA Global will pay to the Company ninety-five (95%) of the lowest volume weighted average price (as quoted by Bloomberg, LP) of the Common Stock on the principal market (whichever is at such time the principal trading exchange or market for the Common Stock) during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction provided in the SEDA. Under the SEDA, the Company cannot begin to take Advances (as that term is defined in the SEDA) until such time as it files with the Securities and Exchange Commission (“SEC”) a registration statement which registers shares of Company common stock to be issued to YA Global, and such registration statement is declared effective by the SEC.

The Company issued YA Global an aggregate of 1,436,108 shares of its Common Stock as a commitment fee in connection with the transaction. The Company has also paid to Yorkville Advisors, LLC, YA Global’s general partner, a due diligence and structuring fee of $15,000. In addition, the Company is obligated to pay Yorkville the following fees under the SEDA:

•	a $500 fee taken directly out of the gross proceeds of each Advance; and

•	an initial monitoring fee of $10,000 due and owing the month after the registration statement becomes effective with the SEC, plus an additional $2,000 each month following that for the remaining term of the SEDA.

YA Global’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining and maintaining an effective registration statement for shares of its Common Stock sold under the SEDA pursuant to a Registration Rights Agreement dated as of the Closing Date entered into between the Company and YA Global and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than $250,000. Advance notices may be given to YA Global once every five trading days.

The foregoing is a summary of the terms of the SEDA and is, therefore, qualified in its entirety by reference to the full text of the SEDA and Registration Rights Agreement, both of which are attached as an exhibit to this Form 8-K.

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Item 3.02. Unregistered Sales of Equity Securities

In connection with the SEDA agreements and transactions discussed in Item 1.01 discussed above, the Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the Common Stock to YA Global under the SEDA pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, (i) the transaction does not involve a public offering, (ii) YA Global is an “accredited investor” and/or qualified institutional buyer, (iii) YA Global has access to information about the Company and its investment, and (iv) YA Global will purchase the stock for its own account for investment purposes, and will not assign or transfer the securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of legal counsel, an exemption from such registration exists.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Standby Equity Distribution Agreement dated as of August 29, 2008, by and between the Company and YA Global Investment Partners, LP.
10.2	Registration Rights Agreement, dated as of August 29, 2008 by and between the Company and YA Global Investments, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.
Dated: September 4, 2008
	By:	/s/ Todd C. Hennis

Todd C. Hennis
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Standby Equity Distribution Agreement dated as of August 29, 2008, by and between the Company and YA Global Investment Partners, LP.
10.2	Registration Rights Agreement, dated as of August 29, 2008 by and between the Company and YA Global Investments, L.P.

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